Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of American Safety Razor Company and subsidiaries on Form S-8 (File No. 33-73982) of our report dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of American Safety Razor Company and subsidiaries as of December 31, 1997 and 1996, and for the years December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K.









                                               Coopers and Lybrand L.L.P.



Richmond, Virginia
April 7, 1998